CONSENT OF INDEPENDENT ACCOUNTANTS
               ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 22, 2000, relating to the financial statements and financial highlights which appear in the October 31, 2000 Annual Report to Shareholders of Oak Ridge Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights of the Funds" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
March 26, 2001